UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 22, 2017

GREAT BASIN SCIENTIFIC, INC.

 (Exact name of registrant as specified in its charter)

Delaware	001-36662	83-0361454
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 E. South Temple, Suite 520, Salt Lake City, UT

(Address of principal executive offices)

84111

(Zip code)

(801) 990-1055

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities

As previously disclosed, on April 17, 2017, Great Basin Scientific, Inc. (the “Company”) entered into an exchange agreement whereby each holder of Series F Convertible Preferred Stock would convert their pro rata amount of 2,000 shares of Series F Preferred Stock into shares of the Company’s common stock at a conversion price per the terms of the agreement. On May 24, 2017 pursuant to the terms of the agreement, the Company issued 101,647 shares of common stock for the conversion of 108 shares of Series F Convertible Preferred Stock at a conversion rate of $1.06 per share.  The issuance of the shares pursuant to the conversion of the Series F Convertible Stock described herein is exempt from registration under the Securities Act pursuant to the provisions of Section 3(a)(9) thereof as securities exchanged by the issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.

On May 22 through May 30, 2017, certain holders of 2017 Series B Senior Secured Convertible Notes dated April 17, 2017 (the “Series B Notes”), were issued shares of the Company common stock, par value $0.0001 per share (the “Common Stock”), pursuant to Section 3(a)(9) of the U.S. Securities Act of 1933, as amended (the “Securities Act”), in connection with conversions at the election of the holder. The conversions were pursuant to a letter dated May 12, 2017 from the Company to the holders of the 2017 Series B Notes that reduced the conversion price of the 2017 Series B Notes form $3.00 per share to $1.10 per share until July 14, 2017.  In connection with the conversions, the Company issued 316,255 shares of Common Stock (the “Conversion Shares”).  As per the terms of the Series B Notes, the Conversion Shares immediately reduced the principal amount outstanding of the Series B Notes by $347,880 based upon a conversion price of $1.10 per share.  The issuance of the Conversion Shares pursuant to the conversion of the Series B Notes described herein is exempt from registration under the Securities Act pursuant to the provisions of Section 3(a)(9) thereof as securities exchanged by the issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.  As of May 30, 2017, approximately $1.0 million in Series B Note principal remains outstanding for conversion pursuant to the terms of the Series B Notes.

As of May 30, 2017, there are 2,396,486 shares of Common Stock issued and outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: May 30, 2017	By:	/s/ Ryan Ashton
Ryan Ashton
President and Chief Executive Officer